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                                  EXHIBIT 23.1



                        [ANDERSEN ANDERSEN & STRONG L.C.]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.


/s/ ANDERSEN ANDERSEN & STRONG L.C.


Salt Lake City, Utah
January 25, 1999



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